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                                                                   Exhibit 10.6


                                  T-NETIX, INC.
                             INCENTIVE STOCK OPTION

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TO:

NUMBER OF SHARES:

PRICE OF SHARES:  $

DATE OF GRANT:

SOCIAL SECURITY NUMBER:

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      In accordance with the T-NETIX, Inc. 2001 Stock Option Plan (the "Plan"),
T-NETIX, Inc. (the "Company") hereby grants to you an incentive stock option ("Option") to purchase 22,950 shares (the "Option Shares") of the Company's Common Stock, par value $.01 per share, at a price of $31.4375 per share (the "Option Price"). This Option is subject to the applicable provisions of the Plan (as the Plan may be amended from time to time), and to the following provisions.

      1. OPTION PERIOD. The period during which this Option may be exercised (the "Exercise Period") will begin on the date of grant (set forth above) and end on the tenth anniversary date thereof as to all Option Shares. The right to exercise this Option shall vest from time to time on the anniversary dates of the date of grant and in the amounts set forth in the schedule below, unless sooner terminated pursuant to the terms herein.

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YEAR IN WHICH OPTIONS WILL VEST ON THE               NUMBER OF OPTION SHARES FOR
ANNIVERSARY DATE OF THIS AGREEMENT                       WHICH OPTIONS WILL VEST

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      200_
      200_
      200_
      200_

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            Notwithstanding the foregoing, this Option will not be exercisable at any time when, in the opinion of the Company's General Counsel, the exerciseability or exercise of this Option, the offer to sell any Option Shares, or the sale or transfer of any Option Shares may violate any foreign, federal, state, local or securities exchange law, rule or regulation, or may cause the Company to issue or sell more shares of Common Stock than the Company is legally entitled to issue or sell.

      2. OPTION PRICE. The Option Price is intended to equal at least 100% of the fair market value of one share of the Company's Common Stock on the date of grant of this Option.

      3. OPTION EXERCISE. You may exercise this Option by giving written notice to the Company's Controller at the Company's principal executive offices, accompanied by payment of the Option Price for the total whole number of vested Option Shares you wish to purchase. Your notice must be given on the form supplied by the Company or by letter containing all of the information required on the Company's form. Payment must be made (a) in cash, (b) by delivery of previously owned shares of Common Stock of the Company which you have held for the period required to avoid a charge to the


INCENTIVE STOCK OPTION, page 1
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Company's reported earnings (generally six months) or that you did not acquire, directly or indirectly, from the Company, and that are owned free and clear of any liens, claims, encumbrances or security interests, together with an assignment of those shares to the Company satisfactory to the Company's General Counsel, (c) by a cashless exercise program in accordance with the terms of Regulation T that results in the receipt of cash by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds, or (d) by a combination of the forgoing. Your payment must include any applicable transfer taxes as determined by the Company's Chief Financial Officer.

            If you pay all or any part of the Option Price in shares of the Company's Common Stock, then each of these shares will be valued at the last reported sale price of one share of the Company's Common Stock, as reported on the NASDAQ Stock Exchange (or on the stock exchange on which the Company's Common Stock is then listed or admitted to trading), on the last trading day before the date you deliver the shares to the Company (or, if no sale took place on that day, the most recent day on which a sale took place). If the Company's Common Stock is not then reported on the NASDAQ Stock Exchange or listed or admitted to trading on any stock exchange, then the value will be the average of the bid and asked prices in the over-the-counter market on the last trading day before the date you deliver the shares to the Company, or, if the foregoing does not apply, a value determined by the Committee. "Delivery" for the purpose of paying part or all of the Option's exercise price with shares of the Company's Common Stock, in the sole discretion of the Company at the time you exercise your Option, may include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. However, you may not exercise your Option by the tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company's stock.

            Whenever you exercise this Option, the Company will not be required to deliver to you certificates for the Option Shares involved, and you will have no rights as a stockholder of the Company with respect to the Option Shares involved, unless and until the exercise is properly completed and the Option Price for those shares is fully paid. The Company reserves the right not to deliver to you the certificate for any Option Shares at any time when, in the opinion of the Company's General Counsel, the delivery would violate a foreign, federal, state, local or securities exchange law, rule or regulation.

      4. LIMITS ON OPTION TRANSFERS. This Option may be exercised only by you, and may not be assigned or transferred by you, except that: (a) in the event of your death, or in the event of your disability within the meaning of
Section 22(e)(3) of the Internal Revenue Code ("disability"), your legal representative may have certain rights to exercise this Options as provided below, or (b) you may transfer this Option to `family members' (as defined under the instructions to Form S-8, which includes certain trusts, family partnerships, and similar entities created for the benefit of you or your family members), provided, that if you transfer your Option as provided in this Section 4, all references to "you" in this Option will continue to refer to you individually, except with respect to the right to exercise this Option and receive the Option Shares.

      5. TERMINATION OF EMPLOYMENT. If your employment by the Company (or a Company parent or subsidiary corporation) is terminated, voluntarily or involuntarily, for any reason or no reason other than your death or disability, then this Option, to the extent not previously exercised by you, will terminate ninety days after the date of termination of your employment (but in no event later than the last day of the Exercise Period defined above. After the date of termination of your employment, you may exercise this Option only for the number of vested Option Shares which you had a right to purchase but had not purchased as of the date your employment terminated. If you are employed by a Company parent or subsidiary corporation, your employment will be considered to have terminated on the date your employer ceases to be a Company parent or subsidiary corporation, unless, on that date, you are transferred to the Company or another Company parent or subsidiary corporation. Your employment will not be considered to have terminated if you are transferred from the Company to a Company parent or subsidiary corporation, or vice versa, or from one Company parent or subsidiary corporation to another.

      6. DEATH AND DISABILITY. If you die while employed by the Company (or a Company parent or subsidiary corporation), then, at any time within one year after the date of your death (but not


INCENTIVE STOCK OPTION, page 2
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later than the last day of the Exercise Period defined above), your heirs, executor, administrator or other legal representative may exercise this Option as to any vested Option Shares which you had a right to purchase but had not purchased as of the date of your death. If your employment by the Company (or a Company parent or subsidiary corporation) is terminated by reason of your disability, then at any time within one year after the date of termination of your employment (but not later than the last day of the Exercise Period defined above), you or your legal representative may exercise this Option as to any vested Option Shares which you had a right to purchase but had not purchased as of the date of termination on account our your disability. Before your executor, administrator or other legal representative will be permitted to exercise this Option, he or she must present proof of his or her authority satisfactory to the Company's General Counsel.

      7. CHANGE IN CONTROL. In the event that there is a proposed Change in Control (as defined in the Plan) all Option Shares shall become immediately exercisable notwithstanding the provisions of Section 2. In such regard, the Company will give you reasonable notice of a proposed Change in Control in order to provide an opportunity to exercise the Option.

      8. ADJUSTMENTS TO OPTION SHARES AND OPTION PRICE. If there is any change in the capitalization of the Company as a result of a stock dividend, stock split, recapitalization, reorganization, or other event which the Committee determines requires an adjustment under this paragraph, then the number and type of the Option Shares and the amount of the Option Price will be adjusted appropriately, in a manner determined by the Committee.

      9. TAX AND SECURITIES MATTERS. Your exercise of this Option, your purchase of Option Shares from the Company, and later transfers of Option Shares by you may have important consequences under tax and securities laws. The Company believes that it is in your best interests to consult with counsel or another qualified expert before taking any of these actions. If any of these actions causes you to recognize compensation income, you hereby authorize withholding from payroll and any other amounts payable to you, and other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or a Company parent or subsidiary corporation, if any, which arise in connection with your Option. You may not exercise your Option unless the tax withholding obligations of the Company and/or any Company parent or subsidiary corporation are satisfied. Accordingly, you may not be able to exercise your Option when desired even though your Option is vested, and the Company shall have no obligation to issue a certificate for or take other action to issue such shares of Common Stock.

      10.   OTHER PROVISIONS.

a. This Option is not an employment or service contract, and nothing in this Option will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or a Company parent or subsidiary corporation to continue your employment. In addition, nothing in your Option will obligate the Company or a Company parent or subsidiary corporation, their respective stockholders, Board of Directors, officers, or employees to continue any employment or service relationship which you might have with the Company or a Company parent or subsidiary corporation.

b. This Option will be governed by and construed in accordance with laws of the State of Texas, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Option to the substantive law of another jurisdiction. In any action relating to this Option, each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in the State of Texas.

c. This Option is subject to all provisions of the Plan, which are incorporated in this Plan by reference. If any provision of this Option is inconsistent with the Plan, then the provisions of the Plan will govern. This Option represents the entire understanding between the Company and you with respect to the subject matter of this Option, and no amendment, modification or waiver of this Option will bind the


INCENTIVE STOCK OPTION, page 3
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Company unless in writing and signed by the Company's Chief Executive Officer.
If a court decides that any provision of this Option is not enforceable for any reason, then the rest of this Option will not be affected. If a court decides that any provision of this Option is not enforceable for any reason, then the rest of this Option will not be affected. If a court decides that any provision of this Option is not enforceable due to your state or country of residence or employment, then that provision will have no effect only while you are a resident of or employed in that state or country but will become enforceable again if you are employed or become a resident of a state or country which permits the enforceability of such a provision. If a court decides that any provision of this Option is too broad, then the court may limit that provision and enforce it in accordance with the intent of the parties and governing law.

d. Any determination, opinion or other action of the Committee or of any officer of the Company as provided for or contemplated by this Option will be made or taken in the sole discretion of the Committee or the officer, and will not be subject to challenge in the absence of bad faith.

e. If you or the Company commences legal action in order to enforce the provisions of this Option, then the court will award the prevailing party payment of all fees, costs and expenses incurred by the prevailing party in connection with such action.

f. No waiver of any breach or violation of this Option will be implied from the forbearance or failure of the Company to take any action available to the Company, whether it is with respect to the particular breach or violation with respect to which the Company has not taken action or any separate breach or violation.

      AFTER YOU READ THIS OPTION PLEASE SIGN BOTH COPIES OF THIS OPTION AND RETURN ONE COPY TO THE COMPANY'S CONTROLLER AT THE EXECUTIVE OFFICES OF THE COMPANY.

                                           T-NETIX, INC.

                                           _____________________________________
                                           THOMAS K. LARKIN,
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER


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      I ACKNOWLEDGE THAT I HAVE RECEIVED A COPY OF THIS OPTION AND THAT I HAVE
READ AND UNDERSTOOD IT. I ACCEPT AND AGREE TO ALL THE PROVISIONS OF THIS OPTION.


DATE SIGNED:______________________, 200__


_____________________________________
(SIGN ABOVE)

_____________________________________
(PRINT NAME ABOVE)


INCENTIVE STOCK OPTION, page 4